EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
Set forth below are the names of subsidiaries, divisions and related organizations of ITT Corporation, the respective jurisdiction in which each was organized (in the case of subsidiaries), and the name under which each does business (if other than the name of the entity itself).

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
Admiral Corporation	Florida
AIMCO Industries	New York
Baylock Manufacturing Co.	Michigan
Bolton Insurance Co.	New York
Carbon Fuel Co.	West Virginia
Carbon Industries, Inc.	West Virginia
Computer & Equipment Leasing Corporation	Wisconsin
Corprop A&F, Inc.	Delaware
Goulds Pumps (IPG), Inc.	Delaware	Goulds Pumps
Goulds Pumps (NY), Inc.	New York	Goulds Pumps
Goulds Pumps (PA), Inc.	Delaware	Goulds Pumps
Goulds Pumps Administration, Inc.	New York
Goulds Pumps, Incorporated	Delaware	Goulds Pumps
GP Holding Company, Inc.	Delaware	Goulds Pumps
Great American Gumball Corporation	California
International Motion Control Inc.	Delaware
International Standard Electric Corporation	Delaware
International Telephone & Telegraph Corp.	Delaware
ITT Aerospace Controls LLC (fka New ITT Aerospace Controls LLC)	Delaware
ITT AES Enterprises, Inc.	Delaware
ITT Ameritool Divesting Inc.	New York
ITT Automotive Enterprises, Inc.	Delaware
ITT Bornemann USA, Inc. (fka Bornemann Pumps Inc.)	Rhode Island
ITT Cannon International, Inc.	Delaware	Cannon
ITT Cannon LLC	Delaware	Cannon
ITT Cannon Mexico, Inc.	Delaware	Cannon
ITT Community Development Corporation	Delaware
ITT C'treat LLC	Delaware	C’Treat Offshore
ITT Delaware Investments LLC	Delaware
ITT Engineered Valves, LLC	Delaware
ITT Enidine Inc.	Delaware	Endine
ITT Europe, Inc.	Delaware
ITT Fluid Technology Corporation	Delaware
ITT Fluid Technology International, Inc.	Delaware	Goulds Pumps
ITT Higbie Manufacturing Co.	Delaware
ITT Industries Asset Management LLC	Delaware
ITT Industries Friction Inc.	Delaware
ITT Industries Holdings, Inc.	Delaware
ITT International Holdings, Inc.	Delaware

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
ITT Land Corporation	Florida
ITT Manufacturing Enterprises LLC	Delaware
ITT Motion Technologies America, LLC (fka ITT Koni America, LLC)	Delaware	Koni
ITT Remediation Management, Inc,	Delaware
ITT Resource Development LLC	Delaware
ITT Thompson Industries, Inc.	Delaware
ITT Thompson International Sales Corporation	Delaware
ITT Torque Systems, Inc. (fka Cleveland Motion Controls, Inc.)	Ohio
ITT Veam LLC	Delaware
ITT Water & Wastewater U.S.A., Inc.	Delaware
ITT Water Technology (TX) LLC	Delaware
Jarret, Inc.	Pennsylvania
Kentucky Carbon Corp.	Delaware
Koni NA LLC	Delaware	Koni
Leland Properties	Delaware
Paul N. Howard Co.	North Carolina
PCU, Inc.	Florida
Premium Seat Actuation LLC	Delaware
Pure Flo LLC	Delaware
RIO Bayamon Corporation	Delaware
Rochester Form Machine, Inc.	New York
Rule Industries LLC	Massachusetts
Sterling Stainless Tube Corporation	Colorado
Sunsport Recreation Inc.	Florida
TDS Corporate Services LLC	Delaware
United States Branch of ITT Industries Luxembourg SARL	New York
Standard Electric	Algeria
Bombas Goulds Argentina S.A.	Argentina	Goulds Pumps
Bombas Bornemann S.R,L,	Argentina
Corporacion Financiera Stnd. Elec.	Argentina
ITT Australia Holdings Pty Ltd	Australia
ITT Blakers Unit Trust	Australia	Blakers
ITT Blakers Pty Ltd (fka Paley Pty Ltd.)	Australia	Blakers
ITT Pty. Ltd.	Australia
Belgium Branch of ITT Cannon GmbH	Belgium
Brasil Ltda.	Brazil
ITT Bombas Goulds do Brasil Ltda	Brazil	Goulds Pumps
ITT Industries Fluid Handling do Brazil Ltda.	Brazil
Goulds Pumps Canada, Inc.	Canada	Goulds Pumps
Bornemann Inc.	Canada
1448170 Ontario Limited	Canada
ITT Fluid Technology S.A.	Chile	Goulds Pumps
Shanghai Goulds Pumps Co. Ltd.	China
Shanghai Branch of ITT (China) Investment Co. Ltd (CHINA)	China
ITT High Precision Manufactured Products (Wuxi) Co., Ltd.	China

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
ITT Cannon Electronics (Shenzhen) Co. Ltd	China	Cannon
ITT Cannon (Hong Kong) LTD	China	Cannon
ITT (Shanghai) Fluid Technology Co., Ltd.	China
ITT (China) Investment Co. Ltd.	China
Bornemann Pumps & Systems Co. Ltd	China
ITT Goulds Pumps Colombia S.A.S.	Colombia	Goulds Pumps
ITT Holdings Czech Republic s.r.o.	Czech Republic
Denmark Branch of ITT Cannon GmbH	Denmark
Koni France SARL	France	Koni
ITT Industries France S.A.S.	France
ITT Bornemann GmbH	Germany	Bornemann
ITT Motion Technologie GmbH (fka ITT Industries Vermogensverwaltungs GmbH)	Germany
ITT Industries German Asset Management GmbH	Germany
ITT Germany Holdings GmbH	Germany
ITT Control Technologies EMEA GmbH (fka BVE-Controls GmbH)	Germany
ITT Control Technologies GmbH	Germany
ITT Cannon GmbH	Germany	Cannon
DITTHA GmbH	Germany
Bornemann Exzenterschneckenpumpen GmbH	Germany
Greece Branch of Goulds Pumps, Inc.	Greece
ITT Corporation India PVT. Ltd.	India
PT ITT Fluid Technology Indonesia	Indonesia
ITT Iran S.K.	Iran
ITT Technical Services S.K.	Iran
ITT Italy Holdings Srl	Italy
ITT Italia s.r.l.	Italy
ITT Cannon Veam Italia s.r.l.	Italy	Cannon
Japan Branch of Goulds Pumps, Inc.	Japan
ITT Cannon, Ltd.	Japan	Cannon
Enidine Kabashiki Gaisha (Enidine Company Limited (Japan))	Japan	Enidine
ITT Cannon Korea Ltd.	Korea, Republic Of	Cannon
Goulds Pumps Co. Ltd.	Korea, Republic Of	Goulds Pumps
Bolton International S.A.	Luxembourg
Bolton International R.E. S.A.	Luxembourg
ITT Industries Global S.a.r.l	Luxembourg
ITT Investments Luxembourg S.a.r.l.	Luxembourg
ITT International Luxembourg S.a r.l.	Luxembourg
ITT Industries Luxembourg S.a r.l.	Luxembourg
ITT Cannon de Mexico, S.A. de C.V.	Mexico	Cannon
Industrias Thompson de Mexico S.A. de C.V. (MEXICO)	Mexico
Bornemann S.A. de C.V.	Mexico
Bombas Goulds de Mexico	Mexico	Goulds Pumps
ITT Netherlands B.V.	Netherlands
Koni BV	Netherlands	Koni

Name	Jurisdiction In Which Organized	Name Under Which Performing Business
European Pump Services B.V.	Netherlands
ITT New Zealand Ltd.	New Zealand
Industrias de Telecommunicaciones Del Peru	Peru
Peru Branch of Goulds Pumps (NY), Inc.	Peru
Russia Branch of IT Fluid Technology International, Inc.	Russia
ITT Industries Rus LLC	Russia
ITT Saudi Company	Saudi Arabia
ITT Fluid Technology Asia Pte Ltd.	Singapore
Bornemann Pumps Asia Pte. Ltd	Singapore
South African Branch of ITT Fluid Technology International, Inc.)	South Africa
ITT Industries Spain SL	Spain
Taiwan Branch Goulds Pumps (NY) Inc.	Taiwan
ITT Fluid Technology International (Thailand) LTD.	Thailand	Goulds Pumps
Standard Tecknik Services	Turkey
Dubai Branch of ITT Fluid Technology International, Inc.	United Arab Emirates
Dubai Branch of ITT Cannon LLC	United Arab Emirates
Bornemann Middle East FZE	United Arab Emirates
Cannon Electric (GB) Ltd.	United Kingdom
ITT Corporation (UK)	United Kingdom
ITT Consumer Products (UK) Ltd.	United Kingdom
ITT Data Communications Ltd.	United Kingdom
ITT Pure-Flo (UK) Ltd.	United Kingdom
ITT Industries Limited	United Kingdom
ITT Industries Holdings Limited	United Kingdom
ITT Ltd.	United Kingdom
ITT World Directories (UK) Ltd.	United Kingdom
ITTI Ltd.	United Kingdom
Cleveland Motion Controls Ltd.	United Kingdom
Bombas Goulds de Venezuela C.A.	Venezuela	Goulds Pumps
Distribuidora Arbos, C.A.	Venezuela	Goulds Pumps
Equipos Hidraulicos S.A.	Venezuela